Exhibit 16.1

KEMPISTY & COMPANY CERTIFIED PUBLIC ACCOUNTANTS, P.C. 15 MAIDEN LANE – SUITE 1003 – NEW YORK, NY 10038 – TEL (212) 406-7CPA (7272) – FAX (212) 513-1930

June 2, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated June 2, 2008 of China Runji Cement Inc. and are in agreement with the statements contained therein as they pertain to our Firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

Kempisty & Company, CPA’s, P.C.